EXHIBIT 4.1
EIGHTH SUPPLEMENTAL INDENTURE
     This Eighth Supplemental Indenture (“Supplemental Indenture”) is dated as of April 14, 2008 and is by and among Alpha Natural Resources, LLC, a Delaware limited liability company, and Alpha Natural Resources Capital Corp., a Delaware corporation (together, the “Issuers”), the guarantors named herein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee the Indenture dated as of May 18, 2004 (as supplemented by the First Supplemental Indenture dated as of February 1, 2005, the Second Supplemental Indenture dated as of March 30, 2005, the Third Supplemental Indenture dated as of October 26, 2005, the Fourth Supplemental Indenture dated as of January 3, 2006, the Fifth Supplemental Indenture dated as of May 1, 2006, the Sixth Supplemental Indenture dated as of January 10, 2007 and the Seventh Supplemental Indenture dated as of July 12, 2007, the “Indenture”) with respect to the 10% Senior Notes due 2012 issued under the Indenture (the “Affected Securities”); and
     WHEREAS, the Issuers have solicited the consent of the Holders of the Affected Securities to certain amendments to the Indenture pursuant to that certain Offer to Purchase and Consent Solicitation Statement for the Affected Securities dated April 1, 2008 (the “Offer to Purchase”); and
     WHEREAS, the Issuers have received written consents of the Holders of not less than a majority in aggregate principal amount of the outstanding Affected Securities to the amendments to the Indenture set forth in this Supplemental Indenture; and
     WHEREAS, all other things necessary in order to execute and deliver this Supplemental Indenture and effect the amendments set forth herein have been obtained;
     NOW, THEREFORE, in order to amend the terms of the Indenture with respect to the outstanding Affected Securities, in consideration of the premises, it is mutually agreed by the Issuers, the Guarantors and the Trustee, for the equal and ratable benefit of all Holders of the Affected Securities, as follows:
ARTICLE ONE
DEFINITIONS
     Section 1.1 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     Section 1.2 Definition. When used herein, “Tender Offer Completion Event” shall mean such time as each of the following events shall have occurred: the Issuers shall have (a) accepted for payment all Affected Securities validly tendered and not validly withdrawn in accordance with the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal and Consent dated April 1, 2008 and (b) paid to the depositary (as specified in the Offer to Purchase) a sum sufficient to satisfy the Issuers’ obligation to pay to each Holder of the Affected Securities that has tendered its Affected Securities pursuant to the tender offer the total consideration, or to the extent applicable, the total consideration less the applicable consent payment, for any Affected Securities accepted pursuant to the tender offer.

ARTICLE TWO
AMENDMENTS TO INDENTURE
     Section 2.1 Deleted Definitions. Upon the occurrence of the Tender Offer Completion Event, Section 1.01 of the Indenture shall, without further action by any party hereto, be amended by deleting the definition of each term that is used in the Indenture only in the Sections or Subsections thereof that are deleted or revised (if such terms are no longer used in the Indenture as a result of such revisions) pursuant to Section 2.2 hereof.
     Section 2.2 Amended Provisions. Upon the occurrence of the Tender Offer Completion Event, the text of each of the following Sections or Subsections of the Indenture shall, without further action by any party hereto, be amended as follows:
     (a) Offer to Purchase by Application of Excess Proceeds. The text of Section 3.09 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (b) Maintenance of Office or Agency. The text of Section 4.02 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (c) Reports. Section 4.03 of the Indenture shall be amended to state, in its entirety, the following:
     “Section 4.03. Reports.
     The Issuers and the Guarantors shall comply with Section 314(a) of the TIA. For so long as any Notes remain outstanding, if at any time the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act, the Issuers and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”
     (d) Compliance Certificates. Section 4.04 of the Indenture shall be amended to state, in its entirety, the following:
     “Section 4.04. Compliance Certificate.
     The Issuers and the Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate in accordance with Section 314(a)(4) of the TIA.”
     (e) Taxes. The text of Section 4.05 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (f) Stay, Extension and Usury Laws. The text of Section 4.06 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (g) Restricted Payments. The text of Section 4.07 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.

     (h) Dividend and Other Payment Restrictions Affecting Subsidiaries. The text of Section 4.08 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (i) Incurrence of Indebtedness and Issuance of Preferred Equity. The text of Section 4.09 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (j) Asset Sales. The text of Section 4.10 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (k) Transactions with Affiliates. The text of Section 4.11 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (l) Liens. The text of Section 4.12 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (m) Business Activities. The text of Section 4.13 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (n) Corporate Existence. The text of Section 4.14 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (o) Offer to Repurchase Upon Change of Control. The text of Section 4.15 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (p) Limitation on Sale Leaseback Transactions. The text of Section 4.16 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (q) Payments for Consent. The text of Section 4.17 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (r) Additional Note Guarantees. The text of Section 4.18 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (s) Restriction on Activities of Alpha Capital. The text of Section 4.20 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
     (t) Merger, Consolidation or Sale of Assets. Section 5.01 of the Indenture shall be amended to state, in its entirety, the following:
     “Section 5.01. Merger, Consolidation or Sale of Assets.
     Neither of the Issuers shall, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign,

transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
     (1) either:
     (A) the Company or Alpha Capital is the surviving entity; or
     (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or Alpha Capital) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or Alpha Capital) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default or Event of Default exists; and
     (4) [Intentionally Omitted].
     In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. This Section 5.01 will not apply to:
     (1) a merger of the Company or Alpha Capital with an Affiliate solely for the purpose of reincorporating the Company or Alpha Capital in another jurisdiction; or
     (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; or
     (3) a merger so that the Company may become a “C corporation.””
     (u) Successor Corporation Substituted. Section 5.02 of the Indenture shall be amended to state, in its entirety, the following:
     “Section 5.02. Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or Alpha Capital, the predecessor Company and Alpha Capital shall be relieved from all obligations to pay the principal of and interest and Additional Interest, if any, on the Notes and the successor Person formed by such consolidation or into or with which the Company or Alpha Capital is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or Alpha Capital shall refer instead to the successor Person and not to the Company or Alpha Capital, as the case may be), and may exercise every right and power of the Company or Alpha Capital, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or Alpha Capital herein.”
     (v) Section 6.01 of the Indenture shall be amended to state, in its entirety, the following:
     “Section 6.01. Events of Default.
     Each of the following is an “Event of Default”:
     (1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
     (3) [Intentionally Omitted];
     (4) [Intentionally Omitted];
     (5) [Intentionally Omitted];
     (6) [Intentionally Omitted];
     (7) [Intentionally Omitted];
     (8) [Intentionally Omitted]; and
     (9) [Intentionally Omitted].”
     (w) Section 8.04 of the Indenture shall be amended to state, in its entirety, the following:
     “Section 8.04. Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
     (2) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that:

     (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or
     (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) [Intentionally Omitted];
     (5) [Intentionally Omitted];
     (6) [Intentionally Omitted]; and
the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.”
     (x) Reinstatement. The text of Section 8.07 (other than the Section numbering and caption) shall be deleted in its entirety and replaced with the words “[Intentionally Omitted]”.
MISCELLANEOUS
     Section 3.1 Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.
     Section 3.2 Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     Section 3.3 Recitals by the Issuers. The recitals in this Supplemental Indenture are made by the Issuers only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be in respect of the Affected Securities and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

     Section 3.4 Executed in Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
     Section 3.5 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.
     Section 3.6 Trust Indenture Act to Control. If and to the extent that any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision included in the Indenture or in this Supplemental Indenture which is required to be included in or is or is deemed to be applicable to this Supplemental Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required or other applicable provision shall control.
     Section 3.7 Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, each party hereto has caused this Supplemental Indenture to be duly executed as of the date first written above.

CO-ISSUERS: ALPHA NATURAL RESOURCES, LLC ALPHA NATURAL RESOURCES CAPITAL CORP.
By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

PARENT GUARANTOR: ALPHA NATURAL RESOURCES, INC.
By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

EXISTING GUARANTORS:

ALPHA COAL SALES CO., LLC
ALPHA NATURAL RESOURCES SERVICES, LLC
ALPHA TERMINAL COMPANY, LLC
AMFIRE, LLC
AMFIRE HOLDINGS, INC.
AMFIRE MINING COMPANY, LLC
BLACK DOG COAL CORP.
BROOKS RUN MINING COMPANY, LLC
BUCHANAN ENERGY COMPANY, LLC
CALLAWAY NATURAL RESOURCES, INC.
CALLAWAY LAND AND RESERVES, LLC
COBRA NATURAL RESOURCES, LLC
DICKENSON-RUSSELL COAL COMPANY, LLC
DICKENSON-RUSSELL LAND AND RESERVES, LLC
ENTERPRISE LAND AND RESERVES, INC.
ENTERPRISE MINING COMPANY, LLC
ESPERANZA COAL CO., LLC
HERNDON PROCESSING COMPANY, LLC
KEPLER PROCESSING COMPANY, LLC
KINGWOOD MINING COMPANY, LLC
LITWAR PROCESSING COMPANY, LLC
MAXXIM REBUILD CO., LLC
MAXXIM SHARED SERVICES, LLC

MAXXUM CARBON RESOURCES, LLC
MCDOWELL-WYOMING COAL COMPANY, LLC
NICEWONDER CONTRACTING, INC.
PALLADIAN HOLDINGS, LLC
PALLADIAN LIME, LLC
PARAMONT COAL COMPANY VIRGINIA, LLC
POWERS SHOP, LLC
PREMIUM ENERGY, LLC
RIVERSIDE ENERGY COMPANY, LLC
SOLOMONS MINING COMPANY
TWIN STAR MINING, INC.
VIRGINIA ENERGY COMPANY, LLC
WHITE FLAME ENERGY, INC.]

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

ALPHA LAND AND RESERVES, LLC
By:	/s/ Vaughn R. Groves
Vaughn R. Groves, President

AMFIRE WV, L.P.
By:	AMFIRE Holdings, Inc.
Its General Partner

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Joseph O’Donnell
Authorized Signatory